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Exhibit 31.1

The undersigned, in his capacity as the Chief Executive and Financial Officer of Online Consortium Corp rovides the following certifications required by 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, and 17 C.F.R 240.13a-14.

Certification of Chief Executive and Financial Officer:

I, D. Grant Macdonald, Chief Executive and Financial Officer of Online Consortium Corp, certify that:

1. I have reviewed this annual report on Form 10-KSB of Online Consortium Corp.;

2.    Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3.    Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

Date: January 5, 2004

/s/ D. Grant Macdonald D. Grant Macdonald Chief Executive and Financial Officer